Exhibit 99(a)(20)

This announcement was publicly made in the United Kingdom and makes notice of purchases of ordinary shares, nominal value 50 pence per share, in Celltech Group plc for the account or benefit of UCB S.A. otherwise than pursuant to the ongoing tender offer.

FORM 8.1/8.3

Lodge with a RIS or Newstrack, if appropriate, and the Takeover Panel. Use separate form for each class of securities in which dealings have been made.

Date of disclosure.....................14/06/2004...................

DISCLOSURE UNDER RULES 8.1(a), 8.1(b)(i) AND 8.3 OF THE CITY CODE ON TAKEOVERS AND MERGERS

Date of dealing....................11/06/2004...................

Dealing in.................................Celltech Group Plc.................................................(name of company)

(1)	Class of securities (eg ordinary shares)....................Ordinary Shares.............................................
(2)	Amount bought	Amount sold	Price per unit
	1,055,000	n/a	548
(3)	Resultant total of the same class owned or controlled
(and percentage of class)............................................48,184,894..........................(17.31%)
(4)	Party making disclosure.........................Lazard & Co., Limited...(Panmure Gordon)..............................
(5)	EITHER	(a)	Name of purchaser/vendor (Note 1).................UCB SA..........................................
	OR	(b)	If dealing for discretionary client(s), name of fund management organisation
................................................N/A.......................................................
(6)	Reason for disclosure (Note 2)
	(a)	associate of	(i)	offeror (Note 3)	YES
			(ii)	offeree company	NO
Specify which category or categories of associate (1-8 overleaf)......................Financial Advisors...........................
If category (8), explain.....................................................................................................................................
.........................................................................................................................................................................
	(b)	Rule 8.3 (ie disclosure because of ownership or control of 1% or more of the class of relevant securities dealt in)			YES

Signed, for and on behalf of the party named in (4) above.........................................................

(Also print name of signatory)................................................THOMAS FORCIER................................... Telephone and extension number................................0207 187 2252....................................

UCB S.A. ("UCB") filed a Tender Offer Statement on Schedule TO and other related documentation and Celltech Group plc ("Celltech") filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (the "SEC") on 19 May 2004. Free copies of these documents are available on the SEC's web site at http://www.sec.gov. Shareholders are urged to read the Tender Offer Statement, the Solicitation/Recommendation Statement and the related documentation as they contain important information.

Subject to compliance with all applicable regulations (including the City Code) and in accordance with normal UK market practice, UCB or its nominees, or its brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, ordinary shares or American Depositary Receipts of Celltech outside the United States, other than pursuant to the Offer, before or during the period in which the Offer remains open for acceptance. These purchases may occur either in the open market at prevailing market prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as is required in the United Kingdom and communicated in the United States by way of an announcement by or on behalf of UCB.

Note 1.	Specify owner, not nominee or vehicle company. If relevant, also identify controller of owner, eg where an owner normally acts on instructions of a controller.
Note 2.	Disclosure might be made for more than one reason; if so, state all reasons.
Note 3.	Specify which offeror if there is more than one.
Note 4.	When an arrangement exists with any offeror, with the offeree company or with an associate of any offeror or of the offeree company in relation to relevant securities, details of such arrangement must be disclosed, as required by Note 6 on Rule 8.
Note 5.	It may be necessary, particularly when disclosing derivative transactions, to append a sheet to this disclosure form so that all relevant information can be given.
Note 6.	In the case of an average price bargain, each underlying trade should be disclosed.
Note 7.	The resultant total percentage holding of the class of relevant security is to be calculated by reference to the percentage held and in issue outside treasury.

For full details of disclosure requirements, see Rule 8 of the Code. If in doubt, contact the Panel on Takeovers and Mergers, Monitoring Section, Tel. No: 020 7638 0129. E-mail:monitoring@disclosure.org.uk